Exhibit 99.1

S&P GLOBAL INC. COMPLETES SEPARATION OF MOBILITY GLOBAL INC.

NEW YORK, JULY 1, 2026 – S&P Global Inc. (NYSE: SPGI) announced today that it has completed the separation of its Mobility division into an independent, public company, Mobility Global Inc. (“Mobility Global”). Mobility Global common stock will begin regular-way trading today on the New York Stock Exchange under the ticker symbol “MBGL”.

“The successful completion of this separation reflects the extraordinary work and dedication of the S&P Global and Mobility Global teams over the past 15 months,” said Martina Cheung, President and CEO of S&P Global. “Together, we have built a strong foundation for Mobility Global as an independent company and both companies stand well-positioned for the future.”

The separation was achieved through the distribution of 100 percent of the shares of Mobility Global to holders of S&P Global common stock effective as of 12:01 a.m. New York City time on July 1, 2026, with S&P Global stockholders receiving one share of Mobility Global common stock for every share of S&P Global common stock held at the close of business on June 15, 2026, the record date. S&P Global stockholders entitled to receive the distribution received a book-entry account statement or a credit to their brokerage account reflecting their ownership of Mobility Global common stock. Fractional shares of Mobility Global common stock were not distributed. Any fractional share of Mobility Global common stock otherwise issuable to a S&P Global stockholder will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on its pro rata portion of the net cash proceeds from all sales of fractional shares.

S&P Global expects to issue a press release on July 6, 2026 providing recast financial information for full year 2025, the four quarters of 2025 and the first quarter of 2026, reflecting the completion of the spin-off of Mobility Global.

Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Evercore Group L.L.C. served as financial advisors and Davis Polk & Wardwell LLP and Baker McKenzie LLP served as legal advisors to S&P Global.

About S&P Global

S&P Global (NYSE: SPGI) enables businesses, governments, and individuals with trusted data, expertise and technology to make decisions with conviction. We are Advancing Essential Intelligence through world-leading benchmarks, data, and insights that customers need in order to plan confidently, act decisively, and thrive in a rapidly changing global landscape.

From helping our customers assess new investments across the capital and commodities markets to navigating the energy expansion, acceleration of artificial intelligence, and evolution of public and private markets, we enable the world’s leading organizations to unlock opportunities, solve challenges, and plan for tomorrow – today.

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the business strategies and methods of generating revenue of S&P Global Inc. (the “Company”); the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; and the Company’s effective tax rates; the Company’s cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	worldwide economic, financial, political, and regulatory conditions (including slower GDP growth or recession, restrictions on trade (e.g., tariffs), instability in the banking sector and inflation), and factors that contribute to uncertainty and volatility (e.g., supply chain risk), geopolitical uncertainty (including military conflict), natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), and conditions that result from legislative, regulatory, trade and policy changes, including from the U.S. administration;
•	the volatility and health of debt, equity, commodities and energy markets, including credit quality and spreads, the composition and mix of credit maturity profiles, the level of liquidity and future debt issuances, equity flows from active to passive, fluctuations in average asset prices in global equities, demand for investment products that track indices and assessments and trading volumes of certain exchange traded derivatives;
•	the demand and market for credit ratings in and across the sectors and geographies where the Company operates;
•	the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, or protect against a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;
•	concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks, indices and other services;
•	the level of merger and acquisition activity in the United States and abroad;
•	the level of the Company’s future cash flows and capital investments;
•	the effect of competitive products (including those incorporating artificial intelligence ("AI")) and pricing, including the level of success of new product developments and global expansion;
•	the impact of customer cost-cutting pressures;
•	a decline in the demand for our products and services by our customers and other market participants;
•	our ability to develop new products or technologies, to integrate our products with new technologies (e.g., AI), or to compete with new products or technologies offered by new or existing competitors;
•	the introduction of competing products (including those developed by AI) or technologies by other companies;
•	our ability to protect our intellectual property from unauthorized use and infringement, including by others using AI technologies, and to operate our business without violating third-party intellectual property rights, including through our own use of AI in our products and services;
•	our ability to attract, incentivize and retain key employees, especially in a competitive business environment;
•	our ability to successfully navigate key organizational changes;
•	the continuously evolving regulatory environment in Europe, the United States and elsewhere around the globe affecting each of our businesses and the products they offer, and our compliance therewith;
•	the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;
•	the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
•	consolidation of the Company’s customers, suppliers or competitors;
•	the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;

•	the Company’s ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, protests, military conflict, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;
•	the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;
•	the impact of changes in applicable tax or accounting requirements on the Company;
•	the ability of the separation of Mobility Global to qualify for tax-free treatment for U.S. federal income tax purposes;
•	any disruption to the Company’s business in connection with the separation of Mobility Global;
•	any loss of synergies from separating the businesses of Mobility Global and the Company that adversely impact the results of operations of both businesses, or the companies resulting from the separation of Mobility Global not realizing all of the expected benefits of the separation; and
•	following the separation of Mobility Global, the combined value of the common stock of the two publicly-traded companies not being equal to or greater than the value of the Company’s common stock had the separation not occurred.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K.

Contacts:

S&P Global Investor Relations:
Mark Grant
Senior Vice President, Investor Relations and Treasurer
Tel: +1 (347) 640-1521
mark.grant@spglobal.com

Media:
Christina Twomey
Chief Communications Officer, S&P Global
Tel: +1 (646) 407-3001
christina.twomey@spglobal.com